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                           MAINSTAY EQUITY INDEX FUND

                             DISTRIBUTION AGREEMENT



         AGREEMENT made as of this 1st day of January, 1994, between MAINSTAY EQUITY INDEX FUND (the "Fund") a series of the MACKAY-SHIELDS MAINSTAY SERIES FUND, a Massachusetts business trust (the "Trust"), and NYLIFE DISTRIBUTORS INC., a New York corporation (the "Distributor").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end non-diversified mutual fund and it is in the interest of the Fund to offer its shares of beneficial interest (the "Shares") for sale in an initial public offering and in possible Subsequent Offerings at the discretion of the Fund's Trustees;

         WHEREAS, THE Fund and the Distributor wish to enter into an agreement with each other with respect to the initial offering of the Shares of the Fund, to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, which offering is expected to end on December 12, 1990, subject to extension, and with respect to any Subsequent Offerings which may be made to the public in separate offerings as described in the prospectus for the Fund.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Fund hereby appoints the Distributor its exclusive agent to sell and to arrange for the sale of the Shares of the Fund, including both issued and treasury shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

          Section 2.    Services and Duties of the Distributor.

          (a) The Distributor agrees to sell, as agent for the Fund, during the initial offering and any Subsequent Offerings, during the term of this Agreement, the Shares of the Fund (whether unissued or treasury shares, in the Fund's sole discretion) upon the terms described in the Prospectus. As used in this Agreement, the term Prospectus shall mean the Prospectus and the Statement of Additional Information included as part of the Fund's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Fund with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

          (b) Upon commencement of the Fund's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares of the

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Fund and will accept such orders on behalf of the Fund as of the time of receipt of such orders and will transit such orders as are so accepted to the Fund's transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the times and in the manner set forth in the Prospectus.

          (c) The Distributor in its discretion may purchase from the Fund as principal and may sell Shares of the Fund to such registered and qualified retail dealers as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent or for the Fund.

          (d) The Shares of the Fund are being offered initially at a public offering price of $10.00 per share, which assumes an investment at an initial net asset value of $9.45 per share and a maximum sales charge of .55 per share. The maximum sales charge is 5.5% of the public offering price and
5.82 of the net amount invested. There are sales charge reductions on large orders as shown in the Prospectus. Shares offered in Subsequent Offerings will be sold to investors at the then-current net asset value the Fund ("closing price") as of the closing date of the Subsequent Offering, plus a sales charge, as set forth in the Prospectus.

          (e) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

          (f) The Distributor is authorized on behalf of the Fund to purchase Shares of the Fund presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus.

          Section 3.    Duties of the Fund.

          (a) The Fund agrees to sell shares of the Fund so long as it has Shares of the Fund available for sale except for such times at which the sale of Shares of the Fund has been suspended by order of the Trustees or order of the Securities and Exchange Commission; and to deliver certificates (if any) for, or cause the Fund's transfer and dividend disbursing agent to issue confirmations evidencing, such Shares of the Fund registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Fund of payment therefor at the net asset value thereof and written request of the Distributor therefor.

          (b) The Fund shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the distributor may reasonably request for use in connection with the distribution of Shares of the Fund, and this shall include one certified copy, upon request by the distributor, of all financial statements prepared by the Fund and audited by its independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request, and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares of the Fund and in the performance of the Distributor under this Agreement.

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          (c) The Fund shall take, from time to time, all such steps, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act and to make available for sale such number of Shares as the Distributor may be expected to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

          (d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of the Fund for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Declaration of Trust or By-laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

          Section 4.    Expenses.

          (a) The Fund shall bear all costs and expenses of the initial offering and any Subsequent Offerings of its Shares in connection with: (i) fees and disbursements of its counsel and independent accountants; (ii) the preparation, filing and printing of any registration statements and/or prospectuses required by and under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses and proxy materials to shareholders; and (iv) the qualifications of the Shares for sale and of the Fund pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

          (b) The Distributor shall bear: (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Fund and other materials used by the Distributor in connection with its offering of Shares of the Fund for sale to the public, including the additional cost of printing copies of the Prospectus and of annual and interim reports to shareholders, other than copies thereof required for distribution to existing shareholders or for filing with any federal securities authorities; (ii) any expenses of advertising incurred by the Distributor in connection with such offering; and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

          Section 5. Indemnification. The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the

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Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Trustee of the trust or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of the Shares of the Fund.

         The Distributor agrees to indemnify, defend and hold the Fund, its officers and Trustees and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Trustees or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its Trustees and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Fund, its officers or Trustees or any such controlling person, such notification being given to the Distributor at its principal business office.

         Section 6. Compliance with Securities Laws. The Fund represents that it is registered as an open-end, non-diversified mutual fund under the 1940 Act, and agrees that it will comply

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with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d) hereof, all applicable state Blue Sky laws, including but not limited to the broker-dealer registration requirements. The Distributor agrees to comply with all of the applicable therms and provisions of the Securities Exchange Act of 1934, as amended, including but not limited to the broker-dealer registration requirements.

         Section 7. Terms of Agreement; Termination. This Agreement shall commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

         This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty
(60) days' nor less than thirty (30) days' written notice to the other party.

         Section 8. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 51 Madison Avenue, New York, N.Y. 10010, or (2) to the Fund at 51 Madison Avenue, New York, N.Y. 10010.

         Section 9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         Section 10. Liability of Shareholders, Trustees, etc. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Fund shall be personally liable hereunder. The name MacKay-Shields MainStay Series Fund is the designation of the Trustees for the time being under a Declaration of Trust dated January 9, 1985, as amended, and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for any claims against any other series of the Trust.

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         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                     NYLIFE DISTRIBUTORS INC.


                                     By:
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                                        President and Chief Executive Officer


                                     MAINSTAY EQUITY INDEX FUND


                                     By:
                                        ----------------------------------
                                        President and Chief Executive Officer

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